Exhibit 23.1

	    CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Supertex, Inc. on Form S-8 (File No. 33-43691) of our report dated April 24, 1998, on our audits of the consolidated financial statements and financial statement schedule of Supertex, Inc. as of March 31, 1998 and 1997, and for the years ended March 31, 1998, 1997, and 1996, which report is included in this Annual Report on Form 10-K.


				    /S/COOPERS & LYBRAND L.L.P.

San Jose, California
June 1, 1998